Exhibit 3.1

CERTIFICATE OF FORMATION

OF

EUROPA MERGER SUB, LLC

1.                                      The name of the limited liability company is Europa Merger Sub, LLC.

2.                                      The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, 19801.  The name of its registered agent at such address is The Corporation Trust Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 1st day of November, 2016.

By:	/s/ Mary E. Keogh
Name:	Mary E. Keogh
Title:	Authorized Person

CERTIFICATE OF MERGER

OF

EARTHLINK HOLDINGS CORP.

INTO

EUROPA MERGER SUB, LLC

Pursuant to Section 18-209 of the Limited Liability Company Act of the State of Delaware and Section 264 of the General Corporation Law of the State of Delaware

FIRST:  The names and states of formation or organization of each of the constituent entities to this merger are as follows: Europa Merger Sub, LLC, a Delaware limited liability company (the “LLC”), and EarthLink Holdings Corp., a Delaware corporation (the “Corporation”).

SECOND:  An agreement of merger has been adopted, approved, certified, executed and acknowledged by each of the constituent entities in accordance with Section 264 of the General Corporation Law of the State of Delaware, in the case of the Corporation, and Section 18-209 of the Limited Liability Company Act of the State of Delaware and the limited liability company agreement, in the case of the LLC.

THIRD:  Europa Merger Sub, LLC shall be the surviving entity of the merger (the “Surviving LLC”).

FOURTH:  The name of the Surviving LLC shall be “EarthLink Holdings, LLC”.

FIFTH:  The executed agreement of merger is on file at an office of the Surviving LLC, at 4001 Rodney Parham Road, Little Rock, Arkansas 72212.  A copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any member of the LLC or to any stockholder of the Corporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Surviving LLC has caused this Certificate of Merger to be duly executed this 27th day of February, 2017.

EUROPA MERGER SUB, LLC

By:	/s/ Tony Thomas
Name:	Tony Thomas
Title:	President & Chief Executive Officer

[Signature Page to Certificate of Merger — Subsequent Merger]